Exhibit 99.1

HCI Group Reports Second Quarter 2022 Results

Gross Premiums Earned Grew 30%

Implemented Rate Increases to Offset Inflation

Tampa, Fla. – August 8, 2022 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported a net loss of $8.5 million, or $1.04 per share, in the second quarter of 2022 compared with net income of $3.8 million, or $0.24 diluted earnings per share, in the second quarter of 2021. Adjusted net loss (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) was $5.4 million, or $0.71 per share, in the second quarter of 2022 compared with adjusted net income of $2.7 million, or $0.11 diluted earnings per share, in the second quarter of 2021. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Management Commentary

“Inflation accelerated in the quarter which led to an increase in our gross loss ratio. We responded swiftly, increasing rates 10% at Homeowners Choice and 12% at TypTap effective August 2022,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “These actions will offset higher severity and improve our underwriting margins in the future. Inflation aside, we continue to see benefits from operating leverage as our business expands.”

“We remain optimistic about the future. In May, we raised over $170 million of capital through our convertible note offering, which gives added flexibility to our strategy. The strategy remains unchanged: to maximize returns for our shareholders.”

Second Quarter 2022 Commentary

Consolidated gross written premiums of $186.2 million increased from $185.0 million in the second quarter of 2021. Homeowners Choice gross written premiums declined to $113.1 million from $124.2 million as the quota share with United Property and Casualty (UPC) transitioned to TypTap. TypTap Insurance Company gross written premiums grew to $73.0 million from $60.7 million.

Consolidated gross premiums earned of $181.1 million increased 29.9% from $139.4 million in the second quarter of 2021. Homeowners Choice gross premiums earned grew to $113.7 million from $100.4 million, and TypTap gross premiums earned grew to $67.4 million from $39.0 million.

Premiums ceded for reinsurance of $56.2 million increased from $46.4 million in the second quarter of 2021 primarily due to the growth of both Homeowners Choice and TypTap and declined as a percentage of gross premiums earned to31.0% from 33.3% in the second quarter of 2021.

Net investment income of $3.7 million increased from $2.6 million in the second quarter of 2021. The increase was attributable to higher income from fixed maturity securities offset by reductions in income from limited partnership investments.

Net realized and unrealized investment losses were $4.2 million compared to net realized and unrealized gains of $4.1 million in the second quarter of 2021. Combined, changes in realized and unrealized gains/losses accounted for $8.3 million of the $16.6 million change in pre-tax net income from the second quarter of 2021.

Losses and loss adjustment expenses of $86.8 million increased from $55.9 million in the same period of 2021. The increase was primarily attributable to the company’s growing premium base as well as inflation and prior year loss development.

Policy acquisition and other underwriting expenses of $26.9 million increased from $23.2 million in the same quarter of 2021, but declined from 16.6% of gross premiums earned to 14.8% reflecting lower commission rates at TypTap.

General and administrative expenses of $15.3 million increased from $10.5 million for the second quarter of 2021 due to an increase in personnel and related expenses in connection with the growth of the business.

Year-to-Date 2022 Results

For the six months ended June 30, 2022, the company reported a net loss of $5.8 million, or $0.92 per share, compared with net income of $10.7 million, or $0.98 diluted earnings per share, for the six months ended June 30, 2021. Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the six-month period was $0.08 million, which, after adjustments for the purpose of calculating earnings per share, equates to a loss of $0.33 per share compared with adjusted net income of $9.8 million, or $0.87 diluted earnings per share, in the same period of 2021. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross written premiums of $363.4 million increased 16.9% from $310.8 million in the six months ended June 30, 2021. Homeowners Choice gross written premiums were $204.3 million compared with $205.2 million. TypTap Insurance Company gross written premiums grew to $159.2 million from $105.6 million. The increase was primarily due to the UPC quota share arrangement and organic growth.

Consolidated gross premiums earned of $360.0 million increased 33.2% from $270.4 million in the six months ended June 30, 2021. Homeowners Choice gross premiums earned grew to $232.0 million from $202.6 million, and TypTap gross premiums earned grew to $128.1 million from $67.8 million.

Premiums ceded for reinsurance of $109.4 million increased from $89.5 million in the first six months of 2021 primarily due to the growth of both Homeowners Choice and TypTap and declined as a percentage of gross premiums earned from 33.1% to 30.4% in the first half of 2021.

Net realized and unrealized investment losses were $8.1 million compared with net realized and unrealized investment gains of $4.9 million in the six months ended June 30, 2021. Combined, changes in realized and unrealized gains/losses accounted for $13.1 million of the $22.8 million change in pre-tax net income from the first six months of 2021.

Losses and loss adjustment expenses of $159.5 million increased from $101.7 million in the six months ended June 30, 2021. The increase was primarily attributable to the company’s growing premium base as well as inflation and prior year loss development.

Policy acquisition and other underwriting expenses of $56.3 million increased from $46.2 million in the six months ended June 30, 2021, but declined from 17.1% of gross premiums earned to 15.6% reflecting lower commission rates at TypTap.

General and administrative expenses of $29.3 million increased from $20.2 million in the six months ended June 30, 2021 due to an increase in personnel and related expenses in connection with the growth of the business including higher stock based compensation.

Conference Call

HCI Group will hold a conference call tomorrow, August 9, 2022, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 8:30 a.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 781380

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through September 8, 2022.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 46129

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, reinsurance, real estate and information technology services. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company that is expanding nationwide to provide homeowners and flood insurance. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Simon Rosenberg

Investor Relations

HCI Group, Inc.

Tel (813) 405-5261

srosenberg@hcigroup.com

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

Media Contact:

Catherine Adcock

Gateway Group, Inc.

Tel (949) 574-6860

catherine@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	Q2 2022	Q1 2022	YTD 2021
	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$113,139	$91,141	$426,910
TypTap Insurance Company	73,013	86,153	247,479
Total Gross Written Premiums	186,152	177,294	674,389

Gross Premiums Earned:
Homeowners Choice	113,681	118,303	401,137
TypTap Insurance Company	67,443	60,622	175,907
Total Gross Premiums Earned	181,124	178,925	577,044

Gross Premiums Earned Loss Ratio	47.9%	40.6%	39.4%

Per Share Metrics
GAAP Diluted EPS	$(1.04)	$0.09	$0.21
Non-GAAP Adjusted Diluted EPS	$(0.71)	$0.34	$0.10

Dividends per share	$0.40	$0.40	$1.60

Book value per share at the end of period	$26.39	$31.66	$31.92

Shares outstanding at the end of period	9,047,972	10,125,927	10,131,399

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $403,844 and $41,953, respectively and allowance for credit losses: $0 and $0, respectively)	$398,571	$42,583
Equity securities, at fair value (cost: $38,065 and $46,276, respectively)	35,719	51,740
Limited partnership investments	26,695	28,133
Investment in unconsolidated joint venture, at equity	858	363
Real estate investments	72,723	73,896
Total investments	534,566	196,715

Cash and cash equivalents	360,488	628,943
Restricted cash	2,600	2,400
Accrued interest and dividends receivable	1,421	353
Income taxes receivable	1,789	4,084
Premiums receivable, net (allowance: $3,935 and $1,750, respectively)	52,302	68,157
Prepaid reinsurance premiums	81,023	26,355
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	11,134	11,985
Unpaid losses and loss adjustment expenses (allowance: $62 and $90, respectively)	42,348	64,665
Deferred policy acquisition costs	48,305	57,695
Property and equipment, net	17,244	14,232
Right-of-use-assets - operating leases	1,861	2,204
Intangible assets, net	14,358	10,636
Funds withheld for assumed business	82,468	73,716
Other assets	28,796	14,717

Total assets	$1,280,703	$1,176,857

Liabilities and Equity
Losses and loss adjustment expenses	$238,824	$237,165
Unearned premiums	370,140	366,744
Advance premiums	25,428	13,771
Reinsurance payable on paid losses and loss adjustment expenses	4,302	4,017
Ceded reinsurance premiums payable	24,641	19,318
Accrued expenses	17,093	15,453
Deferred income taxes, net	6,168	11,739
Revolving credit facility	—	15,000
Long-term debt	211,648	45,504
Lease liabilities - operating leases	1,824	2,203
Other liabilities	48,737	31,485

Total liabilities	948,805	762,399

Commitments and contingencies
Redeemable noncontrolling interest	91,963	89,955

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 9,047,972 and 10,131,399 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively)	—	—
Additional paid-in capital	12,887	76,077
Retained income	229,621	246,790
Accumulated other comprehensive (loss) income, net of taxes	(3,760)	498
Total stockholders' equity	238,748	323,365
Noncontrolling interests	1,187	1,138
Total equity	239,935	324,503

Total liabilities, redeemable noncontrolling interest, and equity	$1,280,703	$1,176,857

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue

Gross premiums earned	$181,124	$139,440	$360,049	$270,382
Premiums ceded	(56,205)	(46,436)	(109,367)	(89,535)

Net premiums earned	124,919	93,004	250,682	180,847

Net investment income	3,684	2,635	6,552	7,229
Net realized investment (losses) gains	(6)	2,607	(320)	3,720
Net unrealized investment (losses) gains	(4,234)	1,489	(7,810)	1,220
Policy fee income	1,052	992	2,109	1,962
Other	511	777	1,753	1,400

Total revenue	125,926	101,504	252,966	196,378

Expenses

Losses and loss adjustment expenses	86,830	55,917	159,534	101,668
Policy acquisition and other underwriting expenses	26,863	23,169	56,271	46,234
General and administrative personnel expenses	15,301	10,546	29,335	20,196
Interest expense	1,515	2,000	2,116	4,079
Other operating expenses	6,977	4,775	13,269	9,002

Total expenses	137,486	96,407	260,525	181,179

(Loss) income before income taxes	(11,560)	5,097	(7,559)	15,199

Income tax (benefit) expense	(3,018)	1,267	(1,808)	4,524

Net (loss) income	$(8,542)	$3,830	$(5,751)	$10,675
Net income attributable to redeemable noncontrolling interest	(2,268)	(2,179)	(4,516)	(2,973)
Net loss attributable to noncontrolling interests	829	266	1,189	363

Net (loss) income after noncontrolling interests	$(9,981)	$1,917	$(9,078)	$8,065

Basic (loss) earnings per share	$(1.04)	$0.25	$(0.92)	$1.02

Diluted (loss) earnings per share	$(1.04)	$0.24	$(0.92)	$0.98

Dividends per share	$0.40	$0.40	$0.80	$0.80

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings (loss) per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Six Months Ended
GAAP	June 30, 2022			June 30, 2022
	Loss	Shares (a)	Per Share	Loss	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net loss	$(8,542)			$(5,751)
Less: Net income attributable to redeemable noncontrolling interest	(2,268)			(4,516)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	829			1,189
Net loss attributable to HCI	(9,981)			(9,078)
Less: Loss attributable to participating securities	635			590
Basic Loss Per Share:
Loss allocated to common stockholders	(9,346)	9,022	$(1.04)	(8,488)	9,249	$(0.92)

Effect of Dilutive Securities:*
Stock options	—	—		—	—
Convertible senior notes	—	—		—	—
Warrants	—	—		—	—

Diluted Loss Per Share:
Loss available to common stockholders and assumed conversions	$(9,346)	9,022	$(1.04)	$(8,488)	9,249	$(0.92)

(a) Shares in thousands.
* For the three and six months ended June 30, 2022, convertible senior notes, stock options, and warrants were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income (loss) is a Non-GAAP financial measure that removes from net income (loss) of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income (loss) to Non-GAAP Adjusted net income (loss) and GAAP diluted earnings (loss) per share to Non-GAAP Adjusted diluted earnings (loss) per share is provided below.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net (Loss) Income

	Three Months Ended	Six Months Ended
	June 30, 2022	June 30, 2022
GAAP Net loss	$(8,542)	$(5,751)
Net unrealized investment losses	$4,234	$7,810
Less: Tax effect at 25.345%	$(1,073)	$(1,979)
Net adjustment to Net loss	$3,161	$5,831
Non-GAAP Adjusted Net (loss) income	$(5,381)	$80

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted earnings (loss) per common share calculated with the Non-GAAP financial measure Adjusted net income (loss) is presented below.

	Three Months Ended			Six Months Ended
Non-GAAP	June 30, 2022			June 30, 2022
	Loss	Shares (a)	Per Share	Income (Loss)	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net (loss) income (non-GAAP)	$(5,381)			$80
Less: Net income attributable to redeemable noncontrolling interest	(2,268)			(4,516)
Less: TypTap Group's net loss attributable to non-HCI common stockholders and TypTap Group's participating securities	810			1,153
Net loss attributable to HCI	(6,839)			(3,283)
Less: Loss attributable to participating securities	437			220

Basic Loss Per Share before unrealized gains/losses on equity securities:
Loss allocated to common stockholders	(6,402)	9,022	$(0.71)	(3,063)	9,249	$(0.33)

Effect of Dilutive Securities:*
Stock options	—	—		—	—
Convertible senior notes	—	—		—	—
Warrants	—	—		—	—

Diluted Loss Per Share before unrealized gains/losses on equity securities:
Loss available to common stockholders and assumed conversions	$(6,402)	$9,022	$(0.71)	$(3,063)	$9,249	$(0.33)

(a) Shares in thousands.
* For the three and six months ended June 30, 2022, convertible senior notes, stock options, and warrants were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Six Months Ended
	June 30, 2022	June 30, 2022
GAAP diluted (Loss) Earnings Per Share	$(1.04)	$(0.92)
Net unrealized investment losses	$0.46	$0.84
Less: Tax effect at 25.345%	$(0.13)	$(0.25)
Net adjustment to GAAP diluted EPS	$0.33	$0.59
Non-GAAP Adjusted diluted EPS	$(0.71)	$(0.33)